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3100 Multifoods Tower                          Telephone 612 332 7000
33 South Sixth Street                          Facsimile 612 332 6711
Minneapolis, MN 55402-3795

Price Waterhouse LLP                                             [LOGO]


                                                              EXHIBIT 10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form S-6 (the "Registration Statement") of our report dated February 5, 1997, relating to the financial statements of LB Variable Insurance Account I which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the use in such Prospectus of our report dated March 14, 1997, relating to the financial statements of Lutheran Brotherhood which appears in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
April 29, 1997